MANAGEMENT AGREEMENT

THIS MANAGEMENT AGREEMENT (this “Agreement”) is dated as of December 1, 2011, by and between Tortoise Capital Resources Corporation, a Maryland corporation (the “Company”), and Corridor InfraTrust Management, LLC, a Delaware limited liability company (the “Manager”).  The effective time and date of this Agreement is 12:01 a.m. December 1, 2011.

WHEREAS, the Company is transitioning from making investments in securities to identifying and acquiring real assets in the U.S. energy infrastructure sector and, to facilitate that transition, the Company intends to hire the Manager to provide advice on, among other things, acquisitions of real assets and intends to retain Tortoise Capital Advisors, L.L.C. (“TCA”) to provide advice on, among other things, liquidation of the securities portfolio;

WHEREAS, the Company desires to elect to be taxed as a “real estate investment trust” (“REIT”) as defined under the Internal Revenue Code of 1986, as amended (the “Code”); and

WHEREAS, the Company desires to retain the Manager to provide management services to the Company on the terms and conditions hereinafter set forth, and the Manager wishes to be retained to provide such services.

NOW, THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto agree as follows:

1. Appointment.  Subject to the terms and conditions hereinafter set forth, the Company hereby appoints the Manager to manage the assets of the Company and the Manager hereby accepts such appointment.  The appointment of the Manager shall be exclusive to the Manager, except that the Manager and the Company agree that pursuant to an Advisory Agreement among the Manager, the Company and TCA, TCA will be retained by the Company to: (a) make all disposition decisions relating to the securities owned by the Company as of the date of this Agreement, and (b) assist with or provide such other day-to-day operational (i.e., non-investment) services or activities as may be agreed to between the Manager and TCA.  Any fees owed to TCA shall be the exclusive responsibility of the Manager.

2. General Duties of the Manager.  The Manager shall use its reasonable best efforts to present to the Company suitable acquisition opportunities consistent with the investment policies and objectives of the Company.  Except as specifically provided in Section 1(a) and subject to the supervision and review of the Company’s Board of Directors (the “Directors”), the Manager shall be responsible for the day-to-day operations of the Company and will perform (or cause to be performed) such services and activities relating to the assets and operations of the Company as may be appropriate, including, without limitation:

(a) assist the Company in reviewing guidelines and other parameters for the acquisition of assets, financing activities and operations, any modification to which shall be approved by a majority of the independent Directors who are not officers, personnel or employees of the Manager or any person directly or indirectly controlling or controlled by the Manager, and who are otherwise “independent” under the rules of any national securities exchange on which the Company’s common stock is listed (the “Independent Directors”) (such guidelines as initially approved and attached hereto as Exhibit A, as the same may be modified with such approval, the “Guidelines”), and other policies for approval by the Directors;

(b) investigate, analyze and select possible acquisition opportunities and acquire, finance, retain, sell, manage, restructure or dispose of assets and leases consistent with the Guidelines;

(c) coordinate and manage operations of any co-investment interests or joint ventures held by the Company and conduct all matters with the co-investment partners or joint venture;

(d) evaluate and recommend to the Directors any hedging strategies and engage in any approved hedging activities on behalf of the Company, consistent with such strategies (as modified from time to time), with the Company’s qualification as a REIT, and with the Guidelines;

(e) counsel the Company regarding the maintenance of its qualification as a REIT and monitor compliance with the various REIT qualification tests and other rules set out in the Code and treasury regulations thereunder and use commercially reasonable efforts to cause the Company to qualify for taxation as a REIT;

(f) counsel the Company regarding the maintenance of its exemption from the status of an investment company required to register under the Investment Company Act of 1940, as amended (the “1940 Act”), monitor compliance with the requirements for maintaining such exemption, and use commercially reasonable efforts to cause the Company to maintain such exemption from such status;

(g) investigate, evaluate, and negotiate the prosecution and negotiation of any claims of the Company in connection with its investments;

(h) provide clerical and administrative services and administer bookkeeping and accounting functions as are required for the management and operation of the Company, contract for audits and prepare or cause to be prepared such reports and filings as may be required by any governmental authority in connection with the ordinary conduct of the Company’s business, and otherwise advise and assist the Company with its compliance with applicable legal and regulatory requirements, including without limitation, periodic reports, returns or statements required under the Securities Exchange Act of 1934, as amended, the securities laws and regulations referred to as (and resulting from) Sarbanes-Oxley, the Code, the securities and tax statutes of any jurisdiction in which the Company is obligated to file such reports, or the rules and regulations promulgated under any of the foregoing;

(i) advise and assist in the preparation and filing of all offering documents (public and private), and all registration statements, prospectuses or other documents filed with the Securities and Exchange Commission (the “SEC”) or any state (it being understood that the Company shall be responsible for the content of any and all of its offering documents and SEC filings (including without limitation those filings referred to in Section 2(i)  hereof);

(j) retain counsel, consultants and other third party professionals on behalf of the Company, after obtaining the approval of a majority of the Independent Directors as to primary outside counsel for the Company;

(k) provide internal audit services as hereinafter provided;

(l) advise and assist with the Company’s risk management and oversight function;

(m) to the extent not covered above, advise and assist the Company in the review and negotiation of the Company’s contracts and agreements, coordination and supervision of all third party legal services, and oversight of processing of claims by or against the Company;

(n) advise and assist the Company with respect to the Company’s public relations, preparation of marketing materials, internet website and investor relations services;

(o) provide office space, office equipment and the use of accounting or computing equipment when required;

(p) provide personnel necessary for the performance of the foregoing services; and

(q) such other duties and responsibilities as may be requested by the Directors.

In performing its services under this Agreement, the Manager may utilize facilities, personnel and support services of various of its affiliates.  The Manager will not provide any advice to the Company relating to the securities portfolio of the Company.  The Manager and the Company are expected to enter into an Advisory Agreement with TCA pursuant to which TCA will perform the services described above that are related exclusively to the securities portfolio of the Company.  The Manager shall be responsible for paying such affiliates, including TCA, for their personnel and support services and facilities out of its own funds unless otherwise approved by a majority vote of the Independent Directors.  Notwithstanding the foregoing, fees, costs and expenses of any third party that is not an affiliate of the Manager and is retained as permitted hereunder are to be paid by the Company.  Without limiting the foregoing sentence, any such fees, cost or expenses referred to in the immediately preceding sentence that may be paid by the Manager shall be reimbursed to the Manager by the Company promptly following submission to the Company of a statement of any such fees, costs or expenses by the Manager.

The Manager is authorized to conduct or cause others to conduct relations with custodians, depositaries, underwriters, brokers, dealers, placement agents, banks, insurers, accountants, pricing agents, and other persons as may be deemed necessary or desirable to perform the duties noted above.  To the extent requested by the Company, the Manager shall (i) oversee the performance and fees of the Company’s service providers and make such reports and recommendations to the Directors concerning such matters as the parties deem desirable; (ii) respond to inquiries and otherwise assist such service providers in the preparation and filing of regulatory reports, proxy statements, shareholder communications and the preparation of Directors materials and reports; (iii) establish and oversee the implementation of borrowing facilities or other forms of leverage authorized by the Directors; and (iv) supervise any other aspect of the Company’s administration as may be agreed upon by the Company and the Manager.

It is understood and agreed that the duties of, and services to be provided by, the Manager pursuant to this Agreement shall not include any investment management or related services with respect to any assets of the Company allocated from time to time to investments in “securities” (as defined in the Investment Advisers Act of 1940, as amended).  Such services shall be performed by TCA, so long as it is registered as an investment adviser, or such other registered investment adviser that the Directors may retain from time to time.

In performing its services hereunder, the Manager shall adhere to, and shall require its officers and employees in the course of providing such services to adhere to, the Company’s Code of Ethics and such other Company policies as may be in effect from time to time.

3. Bank Accounts.  The Manager may, at the direction of the Directors, establish and maintain one or more bank accounts in the name of the Company and shall collect and deposit into such account or accounts and disburse therefrom any monies on behalf of the Company, provided that no funds in any such account shall be commingled with any funds of the Manager or any other person or entity.  The Manager shall from time to time, or at any time requested by the Directors, render to the Directors and to the auditors of the Company an appropriate accounting of such collections and payments.

4. Records.  The Manager shall maintain appropriate books of account and records relating to this Agreement, which books of account and records shall be available for inspection by representatives of the Company upon reasonable notice during ordinary business hours.

5. Information Furnished to Manager.  The Company shall at all times keep the Manager fully informed with regard to the policies of the Company, the capitalization policy of the Company, and generally the Directors’ then-current intentions as to the future of the Company.  The Company shall furnish the Manager with such information with regard to its affairs as the Manager may from time to time reasonably request.

6. REIT Qualification; Compliance with Law and Organizational Documents.  The Manager shall take affirmative steps that, in its judgment made in good faith, or in the judgment of the Directors as transmitted to the Manager in writing, would prevent or cure any (a) adverse impact on the qualification of the Company as a REIT as defined and limited in the Code or that would make the Company subject to the 1940 Act, (b) violation of any law or rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the Company or over its securities, or (c) action not permitted by the Company’s Bylaws, as in effect from time to time (the “Bylaws”), except if such action shall be approved by the Directors, in which event the Manager shall promptly notify the Directors of the Manager’s judgment that such action would adversely affect such qualification, make the Company subject to the 1940 Act, or violate any such law, rule, regulation or policy, or the Bylaws and shall refrain from taking such action pending further clarification or instructions from the Directors.

7. Self-Dealing.  Neither the Manager nor any affiliate of the Manager shall sell any property or assets to the Company or purchase any property or assets from the Company, directly or indirectly, except as approved by a majority of the Independent Directors.  In addition, except as otherwise provided in Section 2, 10, 11 or 12 hereof, or except as approved by a majority of the Independent Directors, neither the Manager nor any affiliate of the Manager shall receive any commission or other remuneration, directly or indirectly, in connection with the activities of the Company or any joint venture or partnership to which the Company is a party.  Except for compensation received by the Manager pursuant to Section 10 hereof, all commissions or other remuneration proposed to be received by the Manager or an affiliate of the Manager and not approved by the Independent Directors under Section 2, 11 or 12 hereof or this Section 7 shall be promptly reported to the Company for consideration by the Independent Directors.

8. No Partnership or Joint Venture.  The Company and the Manager are not partners or joint venturers with each other and neither the terms of this Agreement nor the fact that the Company and the Manager have joint interests in any one or more investments, ownership or other interests in any one or more entities or may have common officers or employees or a tenancy relationship shall be construed so as to make them partners or joint venturers or impose any liability as such on either of them.

9. E&O Insurance.  The Manager shall obtain and maintain E&O insurance providing coverage in a commercially reasonable amount in connection with the performance of its services hereunder.

10. Compensation.

(a) Commencing on the Effective Date of this Agreement, the Company shall pay to the Manager a quarterly management fee (the “Management Fee”) equal to 0.25% (1.00% annualized) of the value of the Company’s average monthly Managed Assets for such fiscal quarter.  For purposes of this Agreement,   “Managed Assets” means all of the securities of the Company and all of the real property assets of the Company (including any securities or real property assets purchased with or attributable to any borrowed funds) minus all of the accrued liabilities other than (1) deferred taxes and (2) debt entered into for the purpose of leverage.  Accrued liabilities are expenses incurred in the normal course of the Company’s operations. For purposes of the definition of Managed Assets, “securities” includes the Company’s securities portfolio, valued at then current market value.  For purposes of the definition of Managed Assets, “real property assets” includes the assets of the Company invested, directly or indirectly, in equity interests in or loans secured by real estate and personal property owned in connection with such real estate (including acquisition related costs and acquisition costs that may be allocated to intangibles or are unallocated), valued at the aggregate historical cost, before reserves for depreciation, amortization, impairment charges or bad debts or other similar noncash reserves.  The Management Fee shall be calculated quarterly and payable within thirty (30) days following the end of each fiscal quarter of the Company.  The Management Fee shall be prorated for any partial fiscal quarter of the Company during the term of this Agreement and shall be calculated based on the number of days during such quarter that this Agreement was in effect.

(b) In addition, commencing on the Effective Date of this Agreement, the Company shall pay to the Manager a quarterly incentive fee (the “Incentive Fee”) for each fiscal quarter of the Company, equal to 10% of the increase in total dividends paid, if any, over a threshold dividend equal to $0.125 per share per quarter.  (The Management Fee and Incentive Fee are hereinafter collectively referred to as the “Fees”.)  As the intention of this provision is to incent the Manager to increase the sustainable quarterly dividend paid by the Company, no incentive fee shall be paid on: (i) any dividend paid after the Board of Directors has determined to liquidate the Company, or (ii) all or any portion of any dividend expected by the Board of Directors not to be sustainable in subsequent quarters.  The Incentive Fee shall be calculated and payable within thirty (30) days following the public availability of the Company’s financial statements for each fiscal quarter.  The Incentive Fee shall be prorated for any partial fiscal quarter by multiplying the hurdle rate by a fraction, the numerator of which is the number of days in the portion of such quarter during which this Agreement was in effect, and the denominator of which shall be 90.

(c) The Manager agrees to cause it, its employees, or its affiliates to invest an amount equal to 50% of any Incentive Fee in Company common stock under a policy to be adopted from time to time by the Manager.

11. Internal Audit Services.  The Manager shall provide or cause to be provided to the Company an internal audit function meeting applicable requirements of the New York Stock Exchange and the SEC and otherwise in scope approved by the Company’s Audit Committee.  In addition to the Fees, the Company agrees to reimburse the Manager, within 30 days of the receipt of the invoice therefor, the Company’s pro rata share (as reasonably agreed to by the Independent Directors from time to time) of the following:

(a) employment expenses of the Manager’s internal audit manager and other employees of the Manager actively engaged in providing internal audit services, including but not limited to salary, wages, payroll taxes and the cost of employee benefit plans; and

(b) the reasonable travel and other out-of-pocket expenses of the Manager relating to the activities of the Manager’s internal audit manager and other of the Manager’s employees actively engaged in providing internal audit services and the reasonable third party expenses the Manager incurs in connection with its provision of internal audit services.

12. Additional Services.  If, and to the extent that, the Company shall request the Manager to render services on behalf of the Company other than those required to be rendered by the Manager in accordance with the terms of this Agreement, such additional services shall be compensated separately on terms to be agreed upon between the Manager and the Company from time to time.

13. Expenses of the Manager.  The Manager shall bear the following expenses incurred in connection with the performance of its duties under this Agreement:

(a) except as provided in Section 11, employment expenses of the personnel employed by the Manager, including but not limited to, salaries, wages, payroll taxes and the cost of employee benefit plans;

(b) except as provided in Section 11, fees and travel and other expenses paid to managers, officers and employees of the Manager, except fees and travel and other expenses of such persons who are Directors of the Company incurred in their capacities as Directors of the Company;

(c) rent, telephone, utilities, office furniture, equipment and machinery (including computers) and other office expenses of the Manager, except to the extent such expenses relate solely to an office maintained by the Company separate from the office of the Manager; and

(d) miscellaneous administrative expenses relating to performance by the Manager of its obligations hereunder.

14. Expenses of the Company.  Except as expressly otherwise provided in this Agreement, the Company shall pay all its expenses not payable by the Manager, and, without limiting the generality of the foregoing, it is specifically agreed that the following expenses of the Company shall be paid by the Company and shall not be paid by the Manager:

(a) the cost of borrowed money;

(b) taxes on income and taxes and assessments on real and personal property, if any, and all other taxes applicable to the Company;

(c) legal, auditing, accounting, underwriting, brokerage, listing, reporting, registration and other fees, and printing, engraving and other expenses and taxes incurred in connection with the issuance, distribution, transfer, trading, registration and exchange listing of the Company’s securities, including transfer agent’s, registrar’s, registration and indenture trustee’s fees and charges;

(d) expenses of organizing, restructuring, reorganizing or terminating the Company, or of revising, amending, converting or modifying the Company’s organizational documents;

(e) fees and travel and other expenses paid to Independent Directors of the Company in their capacities as such (but not in their capacities as officers or employees of the Manager) and fees and travel and other expenses paid to advisors, contractors, mortgage servicers, consultants, and other agents and independent contractors employed by or on behalf of the Company;

(f) expenses directly connected with the investigation, acquisition, disposition or ownership of assets, other than expenses with respect thereto of employees of the Manager, to the extent that such expenses are to be borne by the Manager pursuant to Section  13 above;

(g) all insurance costs incurred by the Company (including officer and trustee liability insurance) or in connection with any officer and director indemnity agreement to which the Company is a party;

(h) expenses connected with payments of dividends or interest or contributions in cash or any other form made or caused to be made by the Directors to holders of securities of the Company;

(i) all expenses connected with communications to holders of securities of the Company and other bookkeeping and clerical work necessary to maintaining relations with holders of securities, including website expenses, the cost of preparing, printing, posting, distributing and mailing certificates for securities, proxy solicitation materials, and reports to holders of the Company’s securities;

(j) advertising costs of the Company generally;

(k) legal, accounting and auditing fees and expenses, other than those described in subsection (c) above;

(l) filing and recording fees for regulatory or governmental filings, approvals and notices to the extent not otherwise covered by any of the foregoing items of this Section   14 ;

(m) expenses of issue, sale, repurchase and redemption (if any) of interests in the Company, including expenses of conducting tender offers for the purpose of repurchasing Company securities;

(n) expenses of reports to governmental officers and commissions;

(o) association membership dues,

(p) fees, expenses and disbursements of custodians and subcustodians for all services to the Company (including without limitation safekeeping of funds, securities and other investments, keeping of books, accounts and records, and determination of net asset values),

(q) compensation and expenses of Independent Directors of the Company who are not members of the Manager’s organization,

(r) such non-recurring items as may arise, including expenses incurred in litigation, proceedings and claims and the obligation of the Company to indemnify its directors, officers and shareholders with respect thereto; and

(s) expenses relating to any office or office facilities maintained by the Company separate from the office of the Manager.

15. Limits of Manager Responsibility; Indemnification; Company Remedies.  The Manager, its members, officers, employees and affiliates will not be liable to the Company, its shareholders, or others, except by reason of acts constituting bad faith, willful or wanton misconduct or gross negligence in the performance of its obligations hereunder.  The Company shall reimburse, indemnify and hold harmless the Manager, its members, officers and employees and its affiliates for and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including without limitation all reasonable attorneys’, accountants’ and experts’ fees and expenses) arising from or related to any acts or omissions of the Manager relating to the provision of services by it or performance of its obligations under this Agreement or performance of other matters pursuant to specific instruction by the Directors, except to the extent such provision or performance was in willful bad faith or grossly negligent.  Without limiting the foregoing, the Company shall promptly advance expenses incurred by the indemnitees referred to in this section for matters referred to in this section, upon request for such advancement.

16. Other Activities of Manager.  Nothing herein shall prevent the Manager from engaging in other activities or businesses or from acting as the Manager to any other person or entity (including other real estate investment trusts) even though such person or entity has investment policies and objectives similar to those of the Company.  The Manager shall notify the Company in writing in the event that it does so act as a manager to another business.  The Company acknowledges that the Manager seeks to manage real estate investment trusts and other entities and that the Manager shall be free from any obligation to present to the Company any particular investment opportunity that comes to the Manager.  The Manager is not required to present the Company with opportunities to invest in properties that are primarily of a type that are the investment focus of another person or entity now or in the future managed by the Manager.  In addition, nothing herein shall prevent any member or affiliate of the Manager from engaging in any other business or from rendering services of any kind to any other person or entity (including competitive business activities).  The Company acknowledges and agrees that the Manager has certain interests that may be divergent from those of the Company.  The parties agree that these relationships and interests shall not affect either party’s rights and obligations under this Agreement.  Without limiting the foregoing provisions, the Manager agrees, upon the request of any Director, to disclose certain real estate investment information concerning the Manager or certain of its affiliates; provided, however, that such disclosure shall be required only if it does not constitute a breach of any fiduciary duty or obligation of the Manager and the Company shall be required to keep such information confidential.

Members, officers, employees and agents of the Manager or of its affiliates may serve as Directors, officers, employees, agents, nominees or signatories of the Company.  When executing documents or otherwise acting in such capacities for the Company, such persons shall use their respective titles in the Company.  Such persons shall receive no compensation from the Company for their services to the Company in any such capacities.

17. Term, Termination.  This Agreement shall continue in force and effect until December 31, 2012, and is renewable annually thereafter by the Company.

This Agreement may be terminated by the Company at any time, without the payment of any penalty by the Company, by vote of the Directors, on no more than sixty (60) days’ written notice to the Manager.  This Agreement may be terminated by the Manager at any time, without the payment of any penalty by the Manager, on no less than sixty (60) days’ written notice to the Company.  The notice provided for herein may be waived by the party entitled to receipt thereof.  Upon termination pursuant to this Section 17, the Manager, at the Company’s request, must deliver all copies of books and records maintained in accordance with this Agreement and applicable law.

Section 18 hereof shall govern the rights, liabilities and obligations of the parties upon termination of this Agreement; and, except as provided in Section 18, such termination shall be without further liability of either party to the other, other than for breach or violation of this Agreement prior to termination.

18. Action Upon Termination.  From and after the effective date of any termination of this Agreement pursuant to Section 17 hereof, the Manager shall be entitled to no compensation for services rendered hereunder for the pro-rata remainder of the then-current term of this Agreement, but shall be paid, on a pro rata basis, all compensation due for services performed prior to the effective date of such termination. Upon such termination, the Manager shall as promptly as practicable:

(a) pay over to the Company all monies collected and held for the account of the Company by it pursuant to this Agreement, after deducting therefrom any accrued Fees  and reimbursements for its expenses to which it is then entitled;

(b) deliver to the Directors a full and complete accounting, including a statement showing all sums collected by it and a statement of all sums held by it for the period commencing with the date following the date of its last accounting to the Directors; and

(c) deliver to the Directors all property and documents of the Company then in its custody or possession.

19. Agency.  The Manager shall act as agent of the Company in making, acquiring, financing and disposing of assets, disbursing and collecting the funds of the Company, paying the debts and fulfilling the obligations of the Company, supervising the performance of professionals engaged by or on behalf of the Company and handling, prosecuting and settling any claims of or against the Company, the Directors, holders of the Company’s securities or representatives or property of the Company.

20. Notices.  Any notice, report or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, upon confirmation of receipt when transmitted by facsimile transmission, on the next business day if transmitted by a nationally recognized overnight courier or on the third business day following mailing by first class mail, postage prepaid, in each case as follows (or at such other United States address or facsimile number for a party as shall be specified by like notice):

If to the Company:

             Tortoise Capital Resources Corporation
             11550 Ash Street, Suite 300
             Leawood, Kansas 66211

If to the Manager:

             Corridor InfraTrust Management, LLC
             4200 W. 115th Street, Suite 210
             Leawood, Kansas 66211

21. Amendments.  This Agreement shall not be amended, changed, or modified in whole or in part except by an instrument in writing signed by each of the parties hereto, or by their respective successors or assigns, or otherwise as provided herein.

22. Assignment.   Neither party may assign this Agreement or its rights hereunder or delegate its duties hereunder without the written consent of the other party, except in the case of an assignment by the Manager to a corporation, partnership, limited liability company, association, trust, or other successor entity which may take over the property and carry on the affairs of the Manager and which remains under the control of the same persons who control the Manager.

23. No Third Party Beneficiary.  No person or entity other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

24. Governing Law.  The provisions of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

25. Consent to Jurisdiction and Forum.  The exclusive jurisdiction and venue in any action brought by any party hereto pursuant to this Agreement shall lie in any federal or state court located in Johnson County, Kansas.  By execution and delivery of this Agreement, each party hereto irrevocably submits to the jurisdiction of such courts for itself and in respect of its property with respect to such action. The parties irrevocably agree that venue would be proper in such court, and hereby waive any objection that such court is an improper or inconvenient forum for the resolution of such action.  The parties further agree and consent to the service of any process required by any such court by delivery of a copy thereof in accordance with Section 20 and that any such delivery shall constitute valid and lawful service of process against it, without necessity for service by any other means provided by statute or rule of court.

26. Captions.  The captions included herein have been inserted for ease of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

27. Entire Agreement.  This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersede and cancel any pre-existing agreements with respect to such subject matter.

28. Severability.  If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

29. Survival.  The provisions of Sections 2 (limited to the obligation of the Company to indemnify the Manager for matters provided thereunder), 15, 16 (limited to the obligations of the Company to keep information provided to the Company by the Manager confidential as provided in the last proviso in such Section), 17 (limited to the last paragraph of such Section), 18, 20, 23, 24, 25 and 29 of this Agreement shall survive the termination hereof.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, under seal, as of the day and year first above written.

                        TORTOISE CAPITAL RESOURCES CORPORATION

                        By:    /s/ Terry Matlack
                        Name:           Terry Matlack
                       Title:           Chief Financial Officer

                        CORRIDOR INFRATRUST MANAGEMENT, LLC

                        By:  /s/ Richard C. Green, Jr.
                         Name:           Richard C. Green, Jr.
                         Title:           Managing Director